UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 26, 2009

ESPRE SOLUTIONS, INC.
 (Exact name of registrant as specified in its charter)

NEVADA	000-51577	68-0576847
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5700 W. Plano Parkway, Suite 2600, Plano, Texas 75093
(Address of Principal Executive Offices)

(214) 254-3708
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

As previously disclosed, on Form 8-K filed on January 30, 2009 by Espre Solutions, Inc. (the “Debtor”) filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Court”), in the proceeding titled In re: Espre Solutions, Inc., Case # 09-30572-HDH-11.

On March 6, 2009, the Debtor filed with the Court a Plan of Reorganization and Disclosure Statement, along with a Motion to Shorten Disclosure Statement Notice Periods and an emergency request to secure the relief sought in that motion. On March 9, 2009 the motion to shorten time was heard and approved by the Bankruptcy Court and an order was entered shortening the notice periods for approval of the Disclosure Statement.

After resolving certain objections filed by creditors of the Debtor at a hearing on March 26, 2009, the Court entered an order approving the Second Amended Disclosure Statement on March 27, 2009, holding that the Second Amended Disclosure Statement meets the requirements of 11 U.S.C. § 1125 with regard to there being sufficient information from which creditors could determine whether to vote for or against the Debtor’s Second Amended Plan of Reorganization.

Item 9.01	Financial Statements and Exhibits

(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibits.

Exhibit No.	Description
99.1	Second Amended Disclosure Statement describes various transactions contemplated under the Plan, including how Creditors will be paid and how the Interest Holders will be treated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2009	/s/ BG Moore
BG Moore, Chief Financial Officer